Exhibit 99.1 NAUTILUS, INC. RESTRICTED STOCK UNIT AWARD AGREEMENT THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made by and between Nautilus, Inc., a Washington corporation (the “Company”), through its Board of Directors or a Committee thereof (the “Plan Administrator”), and Aina Konold (the “Grantee”). WHEREAS, the Company desires to give Grantee an opportunity to acquire equity ownership in the Company for the purpose of materially inducing Grantee to start Grantee’s employment with the Company; and WHEREAS, the Company wishes to grant to Grantee the number of Restricted Stock Units provided for herein; NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows: 1. Grant of Restricted Stock Unit Award. 1.1 On December 11, 2019 (the “Grant Date”), the Company’s Compensation Committee granted to Grantee 200,000 Restricted Stock Units (the “Restricted Units”). Each Restricted Unit represents the right to receive one share of the Company’s common stock (a “Share” or “Common Stock”) upon the satisfaction of certain vesting requirements set forth in Section 2. 1.2 The Plan Administrator shall have final authority to interpret and construe this Agreement and to make any and all decisions and determinations thereunder, and its decision shall be binding and conclusive upon Grantee and her legal representative and any other individual claiming benefits or rights under the Agreement in respect of any questions arising under this Agreement. The Plan Administrator may delegate certain ministerial functions with respect to the administration of this Agreement to an officer or officers of the Company. The Plan Administrator shall have the discretion to determine the effect upon this Agreement of a change in Grantee's employment status (including whether Grantee shall be deemed to have experienced a termination of employment or other change in status), including the vesting, expiration or forfeiture of the Restricted Units. Any dispute regarding the interpretation of the Agreement shall be submitted by Grantee to the Plan Administrator for review. The resolution of such a dispute by the Plan Administrator shall be final, conclusive and binding on Grantee. The Plan Administrator shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any attorneys, consultants and accountants as it may select. 2. Vesting. 2.1 Subject to Sections 2.2 through 2.4 below, thirty-three percent (33.34%) of the total number of Restricted Units shall vest at the end of the twelve (12) month period of Grantee’s continuous employment with the Company following Grantee’s first date of employment with the Company of December 10, 2019 (the “Vesting Commencement Date”). Thereafter, an additional thirty-three (33.33%) of the total number of Restricted Units shall vest at the end of each subsequent twelve (12) month period of Grantee’s continuous employment with the Company. Each of the three (3) dates on which Grantee becomes vested in a portion of the Restricted Units shall be known as a “Vesting Date”. The period of time between the Date of Grant and the date a Restricted Unit becomes fully vested is referred to herein as the “Restriction Period.” 2.2 Except as expressly provided in Section 2.3, in the event of the termination of Grantee's employment with the Company for any reason prior to a Vesting Date, Grantee shall forfeit all rights, title, and interest in and to the Restricted Units which have not vested as of the date of termination of Grantee’s employment. Neither Grantee nor any of Grantee's successors, heirs, assigns or personal representatives shall have any rights or interests in any Restricted Units that are so forfeited. 2.3 If Grantee's employment with the Company is terminated as a result of Grantee's death or total disability prior to a Vesting Date, then a prorated portion of the Restricted Units shall immediately vest. The number of Restricted Units vesting under this Section 2.3 shall be based on the number of completed months of service from the Vesting Commencement Date through the date of such death or disability, divided by thirty-six (36). 2.4. All of the unvested Restricted Units shall immediately vest upon the closing of a Change in Control (as defined herein) that closes (a) within ninety (90) days following a termination of Grantee’s employment by the Company for a reason other than (i) Cause (as defined herein), (ii) death or (iii) Disability (as defined herein); or (b) during Grantee’s employment with the Company and Grantee remains an employee of the Company at the time that the Change in Control closes. A “Change in Control” means either: (a) the sale, liquidation or other disposition of all or substantially all of the Company’s assets; (ii) a merger or consolidation of the Company with one or more corporations as a result of which, immediately following such merger or consolidation, the shareholders of the Company as a group hold less than a majority of the outstanding capital stock of the surviving corporation; (iii) any person or entity, including any “person” as such term is used in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the “beneficial owner” as defined in the Exchange Act, of shares of the Company’s Common Stock representing fifty percent (50%) or more of the combined voting power of the voting securities of the Company; or (iv) the election of a majority of Directors to the Company’s Board of Directors who are nominated by any person or entity other than the Board of Directors in existence as of the date of this Agreement. “Cause” means (i) Grantee’s indictment or conviction in a court of law for any felony that in the Company’s reasonable judgment makes Grantee unfit for continued employment, prevents Grantee from performing Grantee’s duties or other obligations or adversely affects the reputation of the Company if Grantee remained in her position; (ii) dishonesty by Grantee related to her employment that has a material adverse effect on the Company; (iii) violation of a key Company policy, the Employment Agreement or the Business Protection Agreement between Grantee and the Company (including, but not limited to, acts of harassment or discrimination, use of or being under the influence of unlawful drugs on the Company’s premises or while performing duties on behalf of the Company) that has a material adverse effect on the Company; (iv) insubordination (i.e. conduct such as refusal to follow direct orders of the Company’s Chief Executive Officer), provided, however, conduct based on adherence to legal requirements (i.e. tax and securities laws) shall not constitute insubordination; (v) Grantee’s failure to perform minimum duties after warning and failure to correct to the Chief Executive Officer’s reasonable satisfaction within thirty (30) days after written notice to Grantee; (vi) Grantee’s competition with the Company, diversion of any corporate opportunity or other similarly serious conflict of interest or self-dealing incurring to Grantee’s direct or indirect benefit and the Company’s detriment; or (vii) intentional or grossly negligent conduct by Grantee that is significantly injurious to the Company or its affiliates after warning and failure to correct to the Company’s Chief Executive Officer’s reasonable satisfaction within thirty (30) days after written notice to Grantee. “Disability” means Grantee’s inability, due to illness, accident, or any other physical or mental incapacity, to perform the essential functions of Grantee’s position, with or without reasonable accommodation, which inability lasts for not less than a period of ninety-one (91) days (or, if longer, the elimination period then in effect under the Company’s long-term disability policy applicable to Grantee) during her employment with the Company. The parties agree that due to the importance of Grantee’s position with the Company, either an indefinite leave or a leave of absence in excess of ninety-one (91) days within a twelve (12) month period would cause an undue hardship to the Company and would not constitute a reasonable accommodation. Nothing in this section is intended to violate any federal or state law regarding medical leave or disability law. 2

3. Terms and Conditions of Restricted Unit Award (the “Award”). The Restricted Units shall be subject to the following terms, conditions and restrictions: 3.1 The Restricted Units are bookkeeping entries only. During the Restriction Period the Grantee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to unvested Restricted Units. 3.2 Restricted Units may not be transferred in any manner except as expressly permitted herein. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee. No Restricted Units nor any interest in such Restricted Units may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all applicable restrictions, other than by will or the laws of descent and distribution. The Plan Administrator may amend this Agreement to provide that the Restricted Units are transferable or assignable: (i) in the case of a transfer without the payment of any consideration, to any "family member" as such term is defined in Section A.l (a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended from time to time; and (ii) in any transfer described in clause (ii) of Section A.l(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that, following the transfer or assignment, the Restricted Units will remain subject to substantially the same terms applicable to the Restricted Units while held by Grantee, as modified as the Plan Administrator shall determine appropriate, and as a condition to such transfer, the transferee shall execute an agreement agreeing to be bound by the terms. Any purported assignment, transfer or encumbrance that does not qualify under this subsection shall be void and unenforceable against the Company. 3.3 No adjustment shall be made in Shares issuable under this Agreement on account of cash dividends that may be paid or other rights that may be issued to the holders of Common Stock prior to the issuance of Shares under this Agreement. 3.4 At any time, the Plan Administrator may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Grantee or other subsequent transfer by Grantee of any Shares issued under the Restricted Units, including without limitation: (i) restrictions under an insider trading policy; (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee; and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers. 3.5 If at any time the Plan Administrator reasonably believes that Grantee has committed an act of misconduct as described below, the Plan Administrator may suspend the vesting and settlement, as applicable, of the Restricted Units pending a final determination of whether such an act of misconduct has been committed. If the Plan Administrator determines Grantee has committed an act of misconduct, any Restricted Units may, in the discretion of the Committee, be forfeited, in whole or in part. Any determination by the Plan Administrator with respect to the foregoing shall be final, conclusive, and binding on all interested parties. For Grantee, the determination of the Plan Administrator shall be subject to the approval of the Company’s Board of Directors. For purposes of this subsection, an "act of misconduct" means embezzlement, fraud, dishonesty in the performance of or willful neglect of job duties, nonpayment of any obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company’s rules, material breach of an agreement between Grantee and the Company, the unauthorized disclosure of any Company trade secret or confidential information, conduct constituting unfair competition, or inducing any customer to breach a contract with the 3

Company, or any other conduct resulting in material (as determined by the Plan Administrator in its discretion) loss, damage or injury to the Company. 3.6 This Agreement and the settlement of the Restricted Units, and the obligation of the Company to issue or deliver Shares under the Restricted Units, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in Grantee’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Plan Administrator shall determine to be necessary or advisable. To the extent the Company is unable (or the Plan Administrator deems it infeasible) to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Agreement, the Company shall be relieved of any liability with respect to the failure to issue such Shares as to which such requisite authority shall not have been obtained. No Shares shall be issued and/or transferable under this Agreement unless a registration statement with respect to the Shares underlying such Restricted Units is effective and current or the Company has determined that such registration is unnecessary. 3.7 The Company shall not be liable to Grantee or other person as to (i) The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares under the Agreement; and (ii) Any tax consequence expected, but not realized, by Grantee or other person due to the receipt or settlement of the Restricted Units. 3.8 The Plan Administrator shall establish such procedures and prescribe such forms as it deems appropriate for Grantee to designate a beneficiary to receive any amounts payable under the Restricted Units in the event of Grantee’s death. 4. Delivery of Shares. 4.1 As soon as administratively practicable after the date upon which a Restricted Unit vests, and provided Grantee shall have paid the Withholding Liability to the Company pursuant to Section 5 hereof, the Company shall issue to Grantee or, at Grantee’s request, Grantee’s designated broker, one share of Stock free and clear of any restrictions in settlement of each vested Restricted Unit. 5. Income Taxes. 5.1 The Grantee shall be liable for all applicable income and withholding taxes, including without limitation, any federal, state, local or other income taxes, or any FICA, state disability insurance tax or other employment tax (“Payroll Taxes”) with respect to any compensation income arising out of the vesting and issuance of the Restricted Units hereunder and the issuance and the delivery of Common Stock in settlement thereof. 5.2 If the Company shall be required to withhold any Payroll Taxes in connection with the issuance and vesting of the Restricted Units or the issuance of shares of Common Stock upon settlement thereof, it shall be a condition to such vesting or issuance that the Grantee pay the tax or make provisions that are satisfactory to the Company for the payment thereof. Unless the Grantee makes alternative arrangements satisfactory to the Company prior to a Vesting Date, the Grantee will satisfy the minimum statutory tax withholding obligations by surrendering to the Company a portion of the Common Stock to be issued to the Grantee, and the shares of Common Stock so surrendered by the Grantee shall be credited against any such withholding obligation at the Fair Market Value per share of such Common Stock on the date that the amount of tax to be withheld is to be determined. The Grantee will receive a cash refund for any fraction of a surrendered share not necessary for required Payroll Taxes. 4

5.3 If the Company cannot (under applicable legal, regulatory, listing or other requirements, or otherwise) satisfy any obligation to withhold Payroll Taxes in the manner described in Section 5.2, the Company may satisfy such withholding obligation by deducting such amount out of any other compensation otherwise payable to the Grantee. Grantee hereby consents to the Company withholding the full amount of the withholding obligation from any compensation or other amounts otherwise payable to Grantee, and Grantee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authorities shall constitute full satisfaction of the Company’s obligation to pay such compensation of other amounts to Grantee. 5.4 Regardless of any action the Company takes with respect to any or all obligations to withhold Payroll Taxes, the Grantee acknowledges and agrees that the ultimate liability for Payroll Taxes legally due from Grantee is and remains the Grantee’s responsibility. 6. Miscellaneous Provisions. 6.1 Notices; Electronic Delivery. Any notices, designations, consents, offers, acceptances and any other communications required or permitted hereunder shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the principal office of the Company and, in the case of the Grantee, to the Grantee's physical or electronic mail address appearing on the books of the Company or to the Grantee's residence or to such other address as may be designated in writing by the Grantee. Grantee hereby consents to the electronic delivery of the Notice of Grant, this Agreement, account statements, prospectuses required by the Securities and Exchange Commission, financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Award or the Common Stock. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Agreement, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. The Company will provide a paper copy of any documents delivered electronically at no cost upon request of the Grantee. Grantee acknowledges that her consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered, at any time by notifying the Company of such revised or revoked consent. Grantee acknowledges and understands that she is not required to consent to electronic delivery. 6.2 Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted. 6.3 No Employment Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company, or limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee. 6.4 Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Restricted Units or shares of unrestricted Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law. 6.5 Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. 6.6 Capital Adjustments. In the event of a material alteration in the capital structure of the Company on account of a recapitalization, stock split, reverse stock split, stock dividend or otherwise, this award shall be subject to adjustment by the Plan Administrator as described herein. If the number of outstanding Shares of the Company 5 for which the Restricted Units are to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, reverse stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event affecting the capital structure of the Company or the number of Shares outstanding, the Plan Administrator shall, subject to and consistent with the requirements of applicable law, including Internal Revenue Code Section 409A, appropriately and equitably adjust the number and kind of Shares which are subject to the Restricted Units, so as to maintain the proportionate number of Shares. Notwithstanding the foregoing, the existence of the Restricted Units shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, unless the Plan Administrator determines, in its sole discretion, that an adjustment is necessary or appropriate and is not inconsistent with applicable law, including Internal Revenue Code Sections 409A, no adjustment by reason thereof shall be made with respect to, the number of Shares subject to the Restricted Units because of: (i) The issuance by the Company of shares of stock or any class of securities convertible into shares of any class of stock, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities; (ii) The payment of a dividend in property other than Shares; or (iii) The occurrence of any similar transaction whether or not for fair value. 6.7 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto. 6.8 Governing Law. This agreement shall be interpreted and construed in accordance with the laws of the State of Washington. 6.9 Section 409A. Anything herein to the contrary notwithstanding, any earned amount payable to Grantee hereunder shall be paid on or deferred until the earliest date as may be required to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. IN WITNESS WHEREOF, the Grantee and the Company have executed this Agreement effective as of the Date of Grant set forth above. GRANTEE NAUTILUS, INC. By:_________________________________________ Signature Signature Print Name Print Name Date NautiIus: Sr. VP Law and Human Resource 6